UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 19, 2021

NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street, Suite 100
Lincoln,	Nebraska	68508
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 per Share	NNI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                    ☐

Item 8.01 Other Events.
On January 19, 2021, ALLO Communications LLC (“Allo”), a former majority-owned subsidiary of Nelnet, Inc. (the “Company”), closed on certain private debt financing facilities from unrelated third-party lenders as part of the previously reported recapitalization and additional funding for Allo. With proceeds from this transaction, Allo redeemed certain of its senior preferred return membership units held by the Company in exchange for an aggregate redemption price payment to the Company of $100.0 million.
As previously reported under Item 1.01 of a Current Report on Form 8-K filed by the Company on October 2, 2020 and in Current Reports on Form 8-K filed by the Company on October 15, 2020 and December 30, 2020, (i) on October 1, 2020, the Company and Allo entered into various agreements with SDC Allo Holdings, LLC (“SDC”) for various transactions contemplated by the parties in connection with a recapitalization and additional funding for Allo (the “Agreements”); (ii) on October 15, 2020, Allo received proceeds of $197.0 million from SDC as the purchase price payment by SDC for the issuance of non-voting preferred membership units of Allo, and redeemed $160.0 million of non-voting preferred membership units of Allo held by the Company; and (iii) on December 21, 2020, the non-voting preferred membership units of Allo held by SDC automatically converted into voting membership units of Allo pursuant to the terms of the Agreements upon the receipt on December 21, 2020 of the required approvals from applicable regulatory authorities, and as a result of such conversion, the Company’s relative ownership of the outstanding voting membership interests of Allo was reduced to 45 percent and the Company deconsolidated Allo from the Company’s consolidated financial statements and will account for its investments in Allo as equity investments.
As a result of the aggregate of $260.0 million of redemptions of senior preferred return membership units of Allo held by the Company as described above, the remaining senior preferred membership units of Allo held by the Company is $129.7 million. Under the Agreements, the Company, SDC, and Allo will use commercially reasonable efforts (which expressly excludes requiring Allo to raise any additional equity financing or sell any assets) to cause Allo to redeem, on or before April 2024 (subject to adjustment), the remaining senior preferred membership units of Allo held by the Company, including accrued and unpaid preferred return on such units.
Forward-looking and cautionary statements
This report contains forward-looking statements within the meaning of federal securities laws. The words “expect,” “intend,” “may,” “potential,” “will,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. These statements are based on management's current expectations as of the date of this report and are subject to known and unknown risks and uncertainties that may cause actual results or performance to differ materially from those expressed or implied by the forward-looking statements. Such risks include, but are not limited to: risks related to the expected benefits to the Company and to Allo from any of the various completed and remaining transactions for the recapitalization and additional funding for Allo, including risks and uncertainties as to whether the Company and/or Allo will be able to realize such expected benefits; risks related to the severity, magnitude, and duration of the COVID-19 pandemic, including changes in the macroeconomic environment and consumer behavior, restrictions on business, educational, individual, or travel activities intended to slow the spread of the pandemic, and volatility in market conditions resulting from the pandemic; cybersecurity risks, including potential disruptions to systems, disclosure of confidential information, and/or damage to reputation resulting from cyber-breaches; and other risks and uncertainties set forth in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020. All forward-looking statements contained in this report are qualified by these cautionary statements and are made only as of the date of this report. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company’s expectations, the Company disclaims any commitment to do so except as required by securities laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NELNET, INC.
Date: January 21, 2021                By:    /s/ JAMES D. KRUGER
Name:    James D. Kruger
Title:    Chief Financial Officer